Exhibit 3.1

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF FREIGHTCAR AMERICA, INC.

FreightCar America, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

1.
The name of the Corporation is FreightCar America, Inc.
2.
The following amendments have been unanimously approved by the board of directors and the holders of a majority of the issued and outstanding shares of each class and series of capital stock of the Corporation entitled to vote thereon for the purpose of amending the Corporation’s Certificate of Incorporation. The amendments are as follows:

Paragraph 2 of Article 5 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“5.2 Number, Term of Office and Election.

(a)
The number of the members of the Board of Directors shall be fixed from time to time solely pursuant to a resolution adopted by the Board of Directors, but must consist of not fewer than five or more than fifteen directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires. No director shall be required to be a resident of the State of Delaware or a stockholder of the Corporation.
(b)
The Board of Directors shall be divided into three (3) classes with respect to the period during which the directors shall hold office: Class I, Class II and Class III. The initial directors of each class shall hold office as follows: (i) the initial Class I directors shall hold office until the annual meeting of stockholders in 2006; (ii) the initial Class II directors shall hold office until the annual meeting of stockholders in 2007; and (iii) the initial Class III directors shall hold office until the annual meeting of stockholders in 2008; and, in the case of each of clauses (i), (ii) and (iii) above, until their respective successors are duly elected and qualified, subject to their earlier resignation, death or removal. At each annual meeting of stockholders, each person elected to succeed a director whose term has expired shall be identified as being of the same class as the director he or she succeeds and, except as provided in the following sentence, shall be elected to hold office until the third annual meeting of stockholders after his or her election and until his or her successor shall be duly elected and qualified, subject to his or her earlier resignation, death or removal. Notwithstanding the foregoing, each person elected at the annual meeting of stockholders to succeed a director previously elected by the Board of Directors pursuant to Section 5.4 shall be identified as being of the same class as the director he or she succeeds and shall be elected to hold office until the earlier of (i) the third annual meeting of stockholders after his or her election or (ii)(A) if the vacancy filled pursuant to Section 5.4 resulted from a director’s resignation, death or removal, the next annual meeting of stockholders at which the term of the director whose resignation, death or removal resulted in the vacancy had been scheduled to expire or (B) if the vacancy filled pursuant to Section 5.4 resulted from an increase in the number of directors, the next annual meeting of stockholders at which the terms of the other directors of that class are or would be scheduled to expire, in each case until his or her successor shall have been duly elected and qualified, subject to his or her earlier resignation, death or removal. Any new positions created as a result of an increase in the number of directors shall be allocated to make the classes of directors as nearly equal as possible.

(c)
Except as otherwise provided in Section 5.4, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of the stockholders. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.”

Paragraph 3 of Article 5 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“5.3 Removal and Resignation. A director may be removed only for cause and at a meeting of stockholders called expressly for that purpose, upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Except as otherwise provided by the DGCL or this Certificate of Incorporation, stockholders may not remove any director without cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Corporation. Any director may resign at any time upon written notice to the Corporation.”

Paragraph 4 of Article 5 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

“5.4 Vacancies. Vacancies in the Board of Directors, including vacancies resulting from the resignation, death or removal of a director and vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum. Each person elected by the Board of Directors to succeed a director who has died, resigned or been removed shall be identified as being of the same class as the director he or she succeeds and shall hold office until the next annual meeting of stockholders, and until his or her successor shall have been duly elected and qualified, subject to his or her earlier resignation, death or removal. Each person elected by the Board of Directors to fill a vacancy resulting from an increase in the number of directors shall be identified as a director of the class to which the vacancy has been allocated pursuant to Section 5.2(b) and shall be elected to hold office until the next annual meeting of stockholders, and until his or her successor shall be duly elected and qualified, subject to his or her earlier resignation, death or removal.”

3.
The amendment of the Certificate of Incorporation of the Corporation herein certified was duly adopted pursuant to the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, FREIGHTCAR AMERICA, INC. has caused this certificate to be duly executed by Kevin P. Bagby, its Secretary, this 6th day of September, 2006.

FREIGHTCAR AMERICA, INC.

By: /s/ Kevin P. Bagby

Kevin P. Bagby

Vice President, Finance, Chief Financial

Officer, Treasurer and Secretary

CERTIFICATE OF CORRECTION TO

THE CERTIFICATE OF OWNERSHIP AND MERGER OF FREIGHTCAR AMERICA, INC. INTO FCA ACQUISITION CORP.

Pursuant to Section 103(f) of the Delaware General Corporation Law (the “DGCL”), FreightCar America, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

FIRST: The name of the Corporation is FreightCar America, Inc.

SECOND: The date on which the Certificate of Ownership and Merger of FreightCar America, Inc. (the Corporation’s predecessor company) into FCA Acquisition Corp. (the name of which was thereupon changed to FreightCar America, Inc.) was originally filed with the Secretary of State of the State of Delaware is April 1, 2005.

THIRD: The inaccuracy or defect of said Certificate of Ownership and Merger to be corrected is that the third sentence of Section 5.2(b) of the Certificate of Incorporation attached as Exhibit A to said Certificate of Ownership and Merger incorrectly states that the term of office of directors expires at the first meeting of stockholders following their respective election to the Corporation’s Board of Directors, when it should have provided that such term expires at the third annual meeting of stockholders following their election to the Board of Directors.

FOURTH: The third sentence in Section 5.2(b) of Article V of the Certificate of Incorporation attached as Exhibit A to the Certificate of Ownership and Merger is hereby corrected to read as follows:

“At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of stockholders after their election, or until his or her earlier death, resignation, retirement or removal and until their respective successor shall be duly elected and qualified.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed by its duly authorized officer this 23rd day of March, 2006.

FREIGHTCAR AMERICA, INC.

By: /s/ Kevin P. Bagby

Kevin P. Bagby

Vice President, Finance, Chief Financial

Officer, Treasurer and Secretary

CERTIFICATE OF OWNERSHIP AND MERGER OF

FREIGHTCAR AMERICA, INC.

(A Delaware corporation) INTO

FCA ACQUISITION CORP.

(A Delaware corporation)

* * * * * * *

FreightCar America, Inc., a corporation organized and existing under the laws of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).

SECOND: That this Corporation owns all of the outstanding shares of capital stock of FCA Acquisition Corp. (the “Surviving Corporation”), a corporation incorporated pursuant to the DGCL.

THIRD: That, in accordance with Sections 141(f) and 253 of the DGCL, the Board of Directors of the Corporation determined to merge the Corporation with and into the Surviving Corporation (the “Merger”) pursuant to the following resolutions duly adopted by unanimous written consent of its members as of March 31, 2005:

RESOLVED, that the Corporation be merged with and into the Subsidiary upon the terms and conditions set forth below, and the appropriate officers of the Corporation be, and each of them hereby is, authorized and directed to execute and deliver a certificate of ownership and merger (the “Certificate of Ownership and Merger”), in the name and on behalf of the Corporation; and be it further

RESOLVED, that the Merger become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware (the “Effective Time”), and that from and after the Effective Time, all of the property, rights, privileges and other assets of the Corporation be transferred to, and all of its obligations be assumed by, the Surviving Corporation; and be it further

RESOLVED, that the Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time be amended in its entirety as attached hereto as Exhibit A (the “Certificate of Incorporation”), and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until the same shall be changed or amended as provided by the DGCL; and be it further

RESOLVED, that the By-laws of the Surviving Corporation as they shall exist at the Effective Time shall be and remain the By-laws of the Surviving Corporation until the same shall be altered, amended or repealed as therein provided; and be it further

RESOLVED, that at the Effective Time, by virtue of the Merger and without the necessity of presenting certificates formerly representing shares of the Corporation’s capital stock for exchange or any other further action by the holder thereof:

(a)
Each share of Class A voting common stock, par value $0.01 per share, of the Corporation which shall be outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith be changed and converted into 550 shares of fully paid and non-assessable common stock, par value $0.01 per share, of the Surviving Corporation;
(b)
Each share of Class B non-voting common stock, par value $0.01 per share, of the Corporation which shall be outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith be changed and converted into 550 shares of fully paid and non-assessable common stock, par value $0.01 per share, of the Surviving Corporation;
(c)
Each share of Series A voting preferred stock, par value $500 per share, of the Corporation which shall be outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith be changed and converted into one (1) share of fully paid and non-assessable Series A voting preferred stock, par value $0.01 per share, of the Surviving Corporation; and
(d)
Each share of Series B non-voting preferred stock, par value $500 per share, of the Corporation which shall be outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith be changed and converted into one (1) share of fully paid and non-assessable Series B non-voting preferred stock, par value $0.01 per share, of the Surviving Corporation; and be it further

RESOLVED, that upon the Effective Time, the directors of the Corporation shall serve as directors of the Surviving Corporation until their successors shall have been duly elected and qualified as provided in the Certificate of Incorporation and By- laws of the Surviving Corporation and the DGCL; and be it further

RESOLVED, that the officers of the Corporation shall serve as officers having the same titles and capacity of the Surviving Corporation until their successors shall have been duly elected and qualified as provided in the Certificate of Incorporation and By-laws of the Surviving Corporation and the DGCL; and be it further

RESOLVED, that the name of the Surviving Corporation shall be changed to “FreightCar America, Inc.” upon the effectiveness of the Merger; and be it further

RESOLVED, that the officers of the Corporation be, and each of them hereby is, severally authorized, empowered and directed to perform or to cause to be performed, in the name and on behalf of the Corporation or otherwise, such other acts as such officers or officer shall deem necessary, appropriate or desirable in order to fully effectuate the intent of the foregoing resolutions; and be it further

RESOLVED, that any acts of any officer of the Corporation which acts would have been authorized by the foregoing resolutions except that such acts were taken prior to the adoption of such resolutions, be, and each such act hereby is, severally ratified, confirmed, approved and adopted as an act in the name and on behalf of the Corporation; and be it further

RESOLVED, that a copy of this written consent be filed with the minutes of proceedings of the Corporation. FOURTH: That the Surviving Corporation shall be the surviving corporation of the Merger.

FIFTH: That the name of the Surviving Corporation shall be changed to “FreightCar America, Inc.” upon the effectiveness of the Merger.

SIXTH: The Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety upon the effectiveness of the Merger to read as set forth in Exhibit A hereto and as so amended shall be the Certificate of Incorporation of the Surviving Corporation.

SEVENTH: That the Merger has been approved by the holders of at least a majority of the outstanding shares of capital stock of the Corporation in accordance with Sections 228 and 253 of the DGCL as of March 31, 2005.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officers this 1st day of April, 2005.

FREIGHTCAR AMERICA, INC.

By: /s/ John E. Carroll, Jr.

Name: John E. Carroll, Jr.

Title: President and Chief Executive Officer

EXHIBIT A

CERTIFICATE OF INCORPORATION OF

FCA ACQUISITION CORP.

FCA ACQUISITION CORP., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

ARTICLE I NAME

The name of the corporation is FreightCar America, Inc. (the “Corporation”).

ARTICLE II REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

ARTICLE III PURPOSE

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”). In general, the Corporation shall possess and may exercise all of the powers and privileges granted by the DGCL, any other law of the State of Delaware or this Certificate of Incorporation, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE IV AUTHORIZED CAPITAL STOCK

The aggregate number of shares that the Corporation shall have authority to issue is 50,000,000 shares of Common Stock, par value $0.0l per share (the “Common Stock”), and 2,500,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”). Of the 2,500,000 shares of authorized Preferred Stock, 100,000 shares will be designated Series A Voting Preferred Stock (the “Voting Preferred Stock”) and 100,000 shares of Series B Non-Voting Preferred Stock (the “Non-Voting Preferred Stock”).

The remaining 2,300,000 shares of Preferred Stock are undesignated Preferred Stock. The Board of Directors of the Corporation is hereby expressly authorized to establish from the undesignated shares of Preferred Stock, by resolution adopted and filed in the manner provided by law, one or more classes or series of Preferred Stock, to designate each such class or series and to fix the relative rights and preferences of each such class or series.

Except as otherwise restricted by this Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

The statement of the designations, relative rights, preferences and limitations of the shares of each class is as follows:

4.1
Dividends. The holders of both the Voting Preferred Stock and the Non-Voting Preferred Stock, on a pari passu basis, shall be entitled to an annual dividend at the rate of seventeen percent (17%) per share, payable out of the funds legally available for such purposes before any dividends are declared upon the Voting Common Stock or the Non-Voting Common Stock or any other shares of capital stock of the Corporation ranking in liquidation junior to the Voting Preferred Stock and the Non-Voting Preferred Stock, which right to receive dividends shall be cumulative, and the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock shall be entitled to No further dividends or distributions. Dividends on shares of the Voting Preferred Stock shall accrue and be deemed to have accrued from the applicable original issuance date of the shares of the Series A Voting Preferred Stock, par value $500 per share, of FreightCar America, Inc. (“Parent”) that were converted, on a one-for-one basis, for shares of the Voting Preferred Stock in the merger of Parent with and into the Corporation (previously named “FCA Acquisition Corp.”) (the “Merger”). Dividends on shares of the Non-Voting Preferred Stock shall accrue and be deemed to have accrued from the applicable original issuance date of the shares of the Series B Non-Voting Preferred Stock, par value $500 per share, of Parent that were converted, on a one-for-one basis, for shares of the Non-Voting Preferred Stock in the Merger. Such dividends shall accrue and shall be deemed to have accrued day to day whether or not declared and shall be cumulative, but No interest shall accrue on accrued but unpaid dividends. Payment of accrued dividends shall be in the discretion of the Board of Directors of the Corporation (the “Board of Directors”).

As long as any shares of the Voting Preferred Stock or the Non-Voting Preferred Stock are outstanding, the Corporation will not declare, pay or set aside for payment any dividends on the Voting Common Stock or the Non-Voting Common Stock or any other class of preferred capital stock, nor declare or make any other distribution upon the Voting Common Stock or the Non-Voting Common Stock, nor redeem, purchase or otherwise acquire for consideration the Voting Common Stock or the Non-Voting Common Stock if (a) the Corporation has not declared and paid all the accumulated accrued but unpaid dividends on the Voting Preferred Stock and the Non-Voting Preferred Stock, and (b) the net assets of the Corporation remaining after the transaction are less than the aggregate amount of the preferences of the outstanding shares of the Voting Preferred Stock and the Non-Voting Preferred Stock in the assets of the Corporation upon liquidation.

4.2
Liquidation Rights. In the event of any dissolution, liquidation or winding-up of the Corporation, the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock shall be entitled to receive, sharing pari passu, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to $500 per share plus accumulated accrued but unpaid dividends thereon before any distribution of the assets shall be made to the holders of the Voting Common Stock, the Non-Voting Common Stock or any other capital stock of the Corporation. Upon payment of such amounts, the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock shall be entitled to No further distribution. If, upon any such dissolution, liquidation or winding-up of the Corporation, the assets distributable among the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock, sharing pari passu, shall be insufficient to permit payment in full to the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock, sharing pari passu, payable in such event, the entire assets shall be distributed among the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock ratably according to the amount of the full liquidation preference of the respective number of shares of the Voting Preferred Stock and the Non- Voting Preferred Stock held by them. No consolidation or merger of the Corporation with one or more corporations or other entities, nor any sale or transfer of all or any part of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the Corporation.

4.3
Redemption. The Voting Preferred Stock and the Non-Voting Preferred Stock shall be redeemable at any time at the option of the Corporation at a price of $500 per share plus accumulated accrued but unpaid dividends thereon. The Corporation may, at the option of the Board of Directors, redeem all or any part of the outstanding Voting Preferred Stock and/or the Non-Voting Preferred Stock. If less than all of the outstanding shares of the Voting Preferred Stock and the Non-Voting Preferred Stock are to be redeemed at one time, the shares to be redeemed shall be selected on a pro rata basis, among the holders of the Voting Preferred Stock and the Non-Voting Preferred Stock as a group, in proportion to their holdings on the date of redemption. Notice of redemption shall be mailed at least ten (10) days and not more than sixty (60) days prior to such redemption to the holders of record of the Voting Preferred Stock and the Non-Voting Preferred Stock.
4.4
Voting Rights. Except as expressly provided in this Article IV and as otherwise required by law, voting rights shall be vested exclusively in the Voting Common Stock and in the Voting Preferred Stock, which shall vote together as a class on all matters submitted to a vote of stockholders (except that holders of the Voting Preferred Stock shall have the right to vote together as a class on matters exclusively affecting the Preferred Stock), and shall have one vote per share, but which shall not have any cumulative voting rights in the election of directors. Holders of the Non-Voting Common Stock and the Non-Voting Preferred Stock shall have No voting rights.
4.5
Issuance of Shares. All or a portion of the authorized shares of the Voting Preferred Stock, the Non-Voting Preferred Stock, the Voting Common Stock or the Non-Voting Common Stock may be issued by the Corporation from time to time and for such consideration as may be determined fixed by the Board of Directors, in accordance with applicable law; provided, however, that the Voting Preferred Stock and the Non-Voting Preferred Stock shall be issued only at par value.

ARTICLE V

THE BOARD OF DIRECTORS

5.1
General Powers. Except as may be otherwise specifically provided by the DGCL, this Certificate of Incorporation or the By- Laws of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon it under by the DGCL, this Certificate of Incorporation or the By-Laws of the Corporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things that are not directed or required to be exercised or done by the stockholders by applicable law, all powers of management, direction and control of the Corporation shall be, and hereby are, vested in the Board of Directors.

5.2
Number, Term of Office and Election.
(a)
The number of the members of the Board of Directors shall be fixed from time to time solely pursuant to a resolution adopted by the Board of Directors, but must consist of not fewer than five or more than fifteen directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term expires. No director shall be required to be a resident of the State of Delaware or a stockholder of the Corporation. Subject to the provisions of Section 5.2(b), each director shall be elected by the stockholders at the annual meeting of stockholders of the Corporation, and each director shall be elected for the term of one year, until his or her successor is duly elected and qualified.
(b)
Immediately upon the closing of an underwritten public offering of shares of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “IPO”), the Board of Directors shall be divided into three

(3) classes with respect to the period during which the directors shall hold office: Class I, Class II and Class III. The Class I directors shall be elected to hold office for a term to expire at the first annual meeting of stockholders to occur after the closing of the IPO; the Class II directors shall be elected to hold office for a term to expire at the second annual meeting of stockholders to occur after the closing of the IPO; and the Class III directors shall be elected to hold office for a term to expire at the third annual meeting of stockholders to occur after the closing of the IPO; in each case, until their respective successors are duly elected and qualified. At each annual meeting of stockholders the directors elected to succeed those whose terms have expired shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the first annual meeting of stockholders after their election, or until his or her earlier death, resignation, retirement or removal and until their respective successor shall be duly elected and qualified. Any new positions created as a result of the increase in the number of directors shall be allocated to make the classes of directors as nearly equal as possible.

(c)
The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of the stockholders. Elections of directors need not be by written ballot except and to the extent provided in the By- Laws of the Corporation.
5.3
Removal and Resignation. A director may be removed only for cause and at a meeting of stockholders called expressly for that purpose, upon the affirmative vote of holders of a majority of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Except as otherwise provided by the DGCL or this Certificate of Incorporation, stockholders may not remove any director without cause. Cause for removal shall be deemed to exist only if the director whose removal is proposed has engaged in criminal conduct or has engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the Corporation. Any vacancy created by removal of a director shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum. Any director may resign at any time upon written notice to the Corporation.
5.4
Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected by the Board of Directors shall be a director until his or her successor is elected by the stockholders at the next annual meeting of the stockholders or at any special meeting duly called for that purpose and held prior thereto.

ARTICLE VI MEETINGS OF STOCKHOLDERS

6.1
Meetings of Stockholders. Meetings of the stockholders of the Corporation for any purpose or purposes may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide.
6.2
No Action by Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, No action may be taken by the stockholders of the Corporation pursuant to a written consent in lieu of an annual or special meeting of the stockholders of the Corporation.
6.3
Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors or the Chairman of the Board of Directors. Except as otherwise provided by the DGCL or this Certificate of Incorporation, stockholders of the Corporation may not call a special meeting of stockholders or require that the Board of Directors call a special meeting of stockholders.

ARTICLE VII

PERSONAL LIABILITY OF DIRECTORS

No person who is or was a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for, and only to the extent of, liability (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions of such director not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived any improper personal benefit. No amendment to or repeal or adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII shall adversely affect the rights and protection afforded to a director of the Corporation under this Article VII for acts or omissions occurring prior to such amendment to or repeal or adoption of an inconsistent provision. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL.

ARTICLE VIII INDEMNIFICATION

8.1
Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all reasonable expense, liability and loss (including, without limitation, reasonable attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.3 below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.
8.2
Right to Advancement of Expenses. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is No further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VIII or otherwise.
8.3
Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or 8.2 above is not paid in full by the Corporation within sixty

(60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

8.4
Non-Exclusivity of Rights under this Article. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.
8.5
Insurance. The Corporation may purchase and maintain insurance on its own behalf or on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
8.6
Indemnification of Employees and Agents. The Corporation may, to the extent authorized at any time or from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
8.7
Merger or Consolidation. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
8.8
Other Indemnification. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust or other enterprise.
8.9
Amendment. Any repeal or modification of this Article VIII shall not change the rights of any person to indemnification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE IX BY-LAWS

9.1
By-Laws. The By-Laws of the Corporation shall govern the management and affairs of the Corporation, the rights and powers of the directors, officers, employees and stockholders of the Corporation in accordance with its terms and shall govern the rights of all persons concerned relating in any way to the Corporation, except that if any provision in the By-Laws of the Corporation shall be irreconcilably inconsistent with any provision in this Certificate of Incorporation, the provision in this Certificate of Incorporation shall control.

9.2
Amendment of By-Laws. The Board of Directors shall have the power to amend, alter or replace the By-Laws of the Corporation by the vote of a majority of the whole Board of Directors, without a vote of the stockholders, in any manner not inconsistent with the DGCL or this Certificate of Incorporation. The fact that the power to adopt, amend, alter, or repeal the By- Laws of the Corporation has been conferred upon the board of directors shall not divest the stockholders of the same powers.

ARTICLE X AMENDMENT

Subject to the terms hereof, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

End of Document

CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES C PREFERRED STOCK

Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), FreightCar America, Inc., a corporation organized and existing under the DGCL (hereinafter called the “Company”), in accordance with the provisions of Section 103 thereof, does hereby submit the following:

WHEREAS, the Certificate of Incorporation of the Company (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Certificate”) authorizes the issuance of Preferred Stock, par value $0.01 per share, of the Company in one or more series; and expressly authorizes the Board of Directors of the Company (the “Board” or “Board of Directors”), subject to limitations prescribed by the Requirements of Law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designations, rights and preferences of the shares of such series; and

WHEREAS, on May 19, 2023, the Board of Directors approved and adopted the following Certificate of Designation for purposes of issuing Preferred Stock.

NOW THEREFORE, BE IT RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate, the Board of Directors hereby creates as a series of Preferred Stock and authorizes for issuance 85,412 shares of Preferred Stock, par value $0.01 per share, of the Company, herein designated as “Series C Preferred Stock,” and hereby fixes the designations, preferences and other rights, of such shares, as follows:

SECTION 1. Designation. The shares of such series of Preferred Stock shall be classified as “Series C Preferred Stock” (the “Series C Preferred Stock”). The number of authorized shares constituting the Series C Preferred Stock shall be 85,412. Subject to the provisions of Section 9, that number from time to time may be increased or decreased (but not below the number of shares of Series C Preferred Stock then outstanding) by (a) further resolution duly adopted by the Board, or any duly authorized committee thereof, and (b) the filing of an amendment to this Certificate of Designation pursuant to the provisions of the DGCL stating that such increase or decrease, as applicable, has been so authorized.

SECTION 2. Ranking. The Series C Preferred Stock will rank, with respect to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and redemption rights:

(a)
on a parity basis with each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks on a parity basis with the Series C Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or other Deemed Liquidation Event and redemption rights (such Capital Stock, “Parity Stock”);

(b)
junior to each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which expressly provide that such class or series ranks senior to the Series C Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or other Deemed Liquidation Event and redemption rights (such Capital Stock, “Senior Stock”); and

(c)
senior to the Common Stock and each other class or series of Capital Stock of the Company now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with, or senior to, the Series C Preferred Stock as to dividend rights, rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or other Deemed Liquidation Event and redemption rights (such Capital Stock, “Junior Stock”).

The Company’s ability to issue Parity Stock and Senior Stock shall be subject in all respects to the provisions of Section 9, and the Company shall not, and shall not be permitted to, issue any Parity Stock or Senior Stock in violation thereof. The respective definitions of Parity Stock, Senior Stock and Junior Stock shall also include any securities, rights or options exercisable or exchangeable or convertible into Parity Stock, Senior Stock or Junior Stock, as the case may be.

SECTION 3. Definitions. As used herein with respect to Series C Preferred Stock:

“Accrued Dividends” means, as of any date, with respect to any share of Series C Preferred Stock, all Dividends that have accrued on such share through the most recent Dividend Payment Date on or prior to such date pursuant to Section 4(b), whether or not declared, but that have not, as of such date, been paid in cash.

“Affiliate” means, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act; (b) the UK Bribery Act 2010; and (c) any other applicable laws related to combatting bribery or corruption.

“Anti-Money Laundering Laws” means all applicable laws, rules, or regulations relating to terrorism, financial crime or money laundering, including without limitation the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, the United States Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 and 1957), the Anti-Money Laundering Act of 2020, the Money Laundering, Terrorist Financing and Transfer of Funds (Information on the

Payer) Regulations 2017 as amended including pursuant to the Money Laundering and Terrorist Financing (Amendment) Regulations 2019, Proceeds of Crime Act 2002, as amended and the rules and regulations (including those issued by any governmental or regulatory authority) thereunder.

“Applicable Margin” means, with respect to any Secured Debt, the applicable interest rate, either as an increase to a base interest rate (including LIBOR or SOFR) or the stand-alone interest rate.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute

“Board” and “Board of Directors” has the meaning set forth in the recitals above.

“Borrowing Base” means the sum of (i) 85% of outstanding accounts receivable determined as of the closing of any applicable financing or refinancing of the Company or applicable Subsidiary borrower,

(ii) 65% of the book value of inventory as set forth on the most recent (prior to the closing of the applicable financing or refinancing) monthly balance sheet of the Company or applicable Subsidiary borrower, and (iii) 50% of the book value of fixed assets as set forth on the most recent (prior to the closing of the applicable financing or refinancing) monthly balance sheet of the Company or applicable Subsidiary borrower.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Capital Lease” shall mean, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP. For the avoidance of doubt, No operating lease (as determined in accordance with GAAP) shall be considered a Capital Lease.

“Capital Lease Obligations” mean, with respect to any Person, the obligations of such Person to pay rent or other amounts under any Capital Lease, any lease entered into as part of any Sale and Leaseback or any Synthetic Lease, or a combination thereof, which obligations are (or would be, if such Synthetic Lease or other lease were accounted for as a Capital Lease) required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof (or the amount that would be capitalized, if such Synthetic Lease or other lease were accounted for as a Capital Lease) determined in accordance with GAAP.

“Capital Stock” means, of any Person, any and all shares of, rights to purchase, warrants or options for, or other rights exercisable, exchangeable or convertible into equity interests, or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

“Certificate” has the meaning set forth in the recitals above.

“Certificate of Designation” means this Certificate of Designation of Rights, Preferences and Limitations of the Series C Preferred Stock.

“Change of Control” means: (a) a capital reorganization or reclassification of the capital stock of the Company resulting in any Person or group of Persons other than holders of the voting securities of the Company outstanding immediately prior to such transaction, becoming the holders, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; (b) a merger, consolidation or reorganization or other similar transaction or series of related transactions, in each case which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors of the Company or such surviving or acquiring entity outstanding immediately after such merger, consolidation or reorganization; (c) the issuance by the Company of equity securities of the Company, in a single transaction or series of related transactions, representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; or (d) the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of the Company, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the combined voting power of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors; provided that a transaction (or series of related transactions) consisting solely of the issuance by the Company of equity securities of the Company, representing, at any and all times, less than 20% of the combined voting power of the outstanding voting securities of the Company, for cash consideration in a bona fide capital raising transaction shall not be considered a Change of Control.

“Close of Business” means 5:00 p.m. (New York City time). “Closing Date” means May 22, 2023.

“Code” shall mean the Internal Revenue Code of 1986, as amended (unless otherwise provided herein).

“Common Stock” means the common stock, par value $0.01 per share, of the Company. “Company” has the meaning set forth in the recitals above.

“Contractual Obligation” means, as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Disqualified Stock” means, with respect to any Person, any Equity Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an “asset sale” or other disposition) (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof (other than following the occurrence of a Change of Control or other similar event described under such terms as a “change of control,” or an “asset sale” or other disposition), in whole or in part; provided that Equity Capital Stock issued to any Plan, or by any such Plan to any employees of the Company or any Subsidiary thereof, shall not constitute Disqualified Stock solely because it may be required to be repurchased or otherwise acquired or retired in order to satisfy applicable statutory or regulatory obligations.

“Dividend Payment Date” means March 31, June 30, September 30, and December 31 of each year, commencing on June 30, 2023 (the “Initial Dividend Payment Date”); provided that if any such Dividend Payment Date is not a Business Day, then the applicable Dividend shall be payable on the Business Day immediately preceding such Dividend Payment Date.

“Dividend Payment Period” means the period from and including the applicable Issuance Date to, but excluding, the applicable Initial Dividend Payment Date and, subsequent to such Initial Dividend Payment Date, the period from and including any Dividend Payment Date to, but excluding, the next Dividend Payment Date.

“Dividend Rate” means 17.50% per annum, or such other rate as specified in Section 4(a) and/or as may be increased pursuant to Section 6(a).

“Dividend Record Date” has the meaning set forth in Section 4(d). “Dividends” has the meaning set forth in Section 4(a).

“EBITDA” means EBITDA as reported in the Company’s quarterly financial statements published on Form 10-Q or, if not including in the Company’s quarterly financial statements, the Company’s consolidated net income or loss for such period before extraordinary items and before the cumulative effect of any change in accounting principles plus (a) the following to the extent deducted in calculating such consolidated net income or loss: (i) consolidated interest expense, (ii) all income tax expense deducted in arriving at such consolidated net income or loss, (iii) depreciation and amortization expense,

(iv) non-cash impairment of assets (tangible and intangible) and related non-cash charges, (v) charges and expenses related to stock based compensation awards, (vi) net non-cash reorganization expenses and charges and (vii) other non-recurring expenses reducing such consolidated net income or loss which do not represent a cash item in such period or any future period (including losses attributable to the sale of assets other than in the Ordinary Course of Business) and minus (b) the following to the extent included in calculating such consolidated net income or loss: (x) income tax credits for such period, (y) all gains arising in relation to the sale of assets other than in the Ordinary Course of Business and (z) all non-cash items increasing such consolidated net income or loss for such period.

“Eligible Cash” shall mean, with respect to any Person, unrestricted cash and cash equivalents of such Person in each case that is on deposit in a domestic deposit account or securities account, as applicable, that is (i) established with a depositary bank that is insured by the Federal Deposit Insurance Corporation, and (ii) not subject to any Liens other than statutory liens in favor of a depository bank arising by operation of law.

“Environmental Law” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally binding requirements (including, without limitation, principles of common law) of any Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human or employee health and safety (as it relates to exposure to Materials of Environmental Concern), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to, Materials of Environmental Concern.

“Environmental Permits” shall mean any and all permits required under any Environmental Law. “Equity Capital Stock” means Capital Stock other than any debt securities convertible into equity interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with any Person, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code. Any former ERISA Affiliate shall continue to be considered an ERISA Affiliate within the meaning of this definition with respect to the period such entity was an ERISA Affiliate and with respect to liabilities arising after such period for which any Person could be liable under the Code or ERISA.

“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043(c) of ERISA and the regulations issued thereunder with respect to any Single Employer Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation in effect on the Closing Date); (b) the material failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Single Employer Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan; (d) the termination of any Single Employer Plan or the withdrawal or partial withdrawal of any Person from any Single Employer Plan or Multiemployer Plan; (e) a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the receipt by any Person or any of their respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan; (h) the adoption of any amendment to a Single Employer Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the receipt by any Person or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA; (j) the material failure by any Person or any of their respective ERISA Affiliates to make a required contribution to a Multiemployer Plan; (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to any Person; (l) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA or a violation of Section 436 of the Code with respect to any Single Employer Plan; (m) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Person or any of their respective ERISA Affiliates in connection with any Plan; or (n) the occurrence of an act or omission which could give rise to the imposition on any Person or any of their respective ERISA Affiliates of any material fine, penalty, tax or related charge under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time; provided that for purposes of the definitions of Change of Control, “Exchange Act” means the Securities Exchange Act of 1934 as in effect on the Closing Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Holder” means a Person in whose name the shares of the Series C Preferred Stock are registered, which Person shall be treated by the Company and Transfer Agent as the absolute owner of the shares of Series C Preferred Stock for the purpose of making payment and for all other purposes; provided that, to the fullest extent permitted by Requirements of Law, No Person that has received shares of Series C Preferred Stock in violation of the Securities Purchase Agreement or this Certificate of Designation shall be a Holder and the Transfer Agent shall not, unless directed otherwise by the Company, recognize any such Person as a Holder and the Person in whose name the shares of the Series C Preferred Stock were registered immediately prior to such transfer shall remain the Holder of such shares.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication): (i) all obligations in respect of indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iii) all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit, bankers’ acceptances or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are expected to be satisfied within thirty (30) days of becoming due and payable); (iv) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (v) all guarantees by such Person of Indebtedness of other Persons, to the extent so guaranteed by such Person; (vi) monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any Capital Lease Obligations, tax ownership/operating lease, off-balance sheet financing or similar financing; (vii) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of the Company) Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Equity Capital Stock, or if less (or if such Equity Capital Stock has No such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Equity Capital Stock, such fair market value shall be as determined in good faith by the Company) and (viii) all accrued interest, penalties, fees and premiums with respect to any obligations in clauses (i)-

(vii).
The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

“IRS” shall mean the U.S. Internal Revenue Service.

“Issuance Date” means, with respect to any share of Series C Preferred Stock, the date of issuance of such share.

“Junior Stock” has the meaning set forth in Section 2(c).

“Lien” means any pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, servitude, right-of-way, lien (statutory or other), mortgage, security interest, or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any Synthetic Lease or other financing lease having substantially the same economic effect as any of the foregoing.

“Liquidation Event” means a liquidation, dissolution or winding up, voluntary or involuntary, of the Company or a Change of Control of the Company, except to the extent such Change of Control results from any Transfer by or to the Series C Investor or any of its Affiliates.

“LTM EBITDA” means EBITDA of the Company and its Subsidiaries on a consolidated basis for the most recently ended four fiscal quarters for which financial statements are available immediately preceding the date on which such LTM EBITDA is being calculated.

“Material Adverse Effect” means any circumstance or condition that would materially adversely affect (1) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (2) the validity or enforceability as to the Company of this Certificate of Designation, (3) the ability of the Company to perform its payment obligations under this Certificate of Designation or (4) the material rights or remedies (taken as a whole) of the Holders under this Certificate of Designation.

“Materials of Environmental Concern” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant under applicable Environmental Law, or which could give rise to liability under any Environmental Laws, including but not limited to petroleum (including crude oil or any fraction thereof), petroleum by-products, toxic mold, polychlorinated biphenyls, ureaformaldehydeinsulation, per- or poly-fluoroalkyl substances, asbestos or asbestos-containing material.

“Multiemployer Plan” shall mean a Plan that is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Non-Compliance Event” shall mean:

(i)
failure by the Company and its Subsidiaries to comply with Section 9 or Section 15(a)(i)-(iii) hereof;

(ii)
the Company or any Subsidiary breaches any covenant or other agreement contained in this Certificate of Designation, the Certificate or the by-laws, and such breach shall continue unremedied for a period of ten (10) Business Days after the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders;

(iii)
any representation or warranty made by the Company or any of its Subsidiaries in the Securities Purchase Agreement (or in any amendment, modification or supplement thereto)

or which is contained in any certificate furnished at any time by or on behalf of the Company or any of its Subsidiaries pursuant to the Securities Purchase Agreement or this Certificate of Designation shall prove to have been incorrect in any material respect on or as of the date made or deemed made and the circumstances giving rise to such misrepresentation are not altered so as to make such representation or warranty correct in all material respects by the date falling ten (10) Business Days after the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders (or, if the circumstances giving rise to such misrepresentation are not capable of alteration, on the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders);

(iv)
the Company or any Subsidiary breaches any covenant or other agreement in the Securities Purchase Agreement (or in any amendment, modification or supplement thereto) and such breach shall continue unremedied for a period of ten (10) Business Days after the date on which written notice thereof shall have been given to the Company by the Preferred Majority Holders;

(v)
(1) the commencement by the Company or any of its Subsidiaries of any Proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, interim receiver, receivers, receiver and manager, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company, any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (2) the commencement against the Company or any of its Subsidiaries of any Proceeding or other action of a nature referred to in clause (1) above which (x) results in the entry of an order for relief or any such adjudication or appointment or (y) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or (3) the commencement against the Company or any of its Subsidiaries of any Proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (4) the Company or any of its Subsidiaries shall take any corporate or other organizational action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (1), (2), or (3) above; or (5) the Company or any of its Subsidiaries shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(vi)
the entry of one or more judgments or decrees against the Company or any of its Subsidiaries involving in the aggregate at any time a liability (net of any insurance or indemnity payments actually received in respect thereof prior to or within sixty (60) days from the entry thereof, or committed to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $5,000,000, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof.

“Notice of Optional Redemption” has the meaning set forth in Section 6(b). “Optional Redemption” has the meaning set forth in Section 6(a).

“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business that is consistent with the past customs and practices of such Person (including past practice with respect to quantity, amount, magnitude and frequency, standard employment and payroll policies and past practice with respect to management of working capital and the making of capital expenditures) and that is taken in the ordinary course of the normal day-to-day operations of such Person.

“Organizational Documents” means collectively, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation (including any certificate of designation) or articles of incorporation and by-laws (or similar constitutive documents) of such Person, (ii) in the case of any limited liability company, the certificate or articles of formation or organization and operating agreement or memorandum and articles of association (or similar constitutive documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar constitutive documents) of such Person (and, where applicable, the equity holders or shareholders registry of such Person), (iv) in the case of any general partnership, the partnership agreement (or similar constitutive document) of such Person, (v) in any other case, the functional equivalent of the foregoing, and (vi) any shareholder, voting trust or similar agreement between or among any holders of Equity Capital Stock of such Person.

“Parity Stock” has the meaning set forth in Section 2(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Permitted Transferee” means with respect to each Holder, (a) any Affiliate of such Holder and (b) with respect to any Holder that is an investment fund or a vehicle of an investment fund (or investment funds), any other investment fund or vehicle of which such Holder or an Affiliate thereof serves as the general partner or discretionary manager or advisor (so long as such investment fund or vehicle was not established for the purpose of acquiring Series C Preferred Stock) and in which such Holder or Affiliate thereof retains voting and dispositive power; provided, that a portfolio company of a Holder or its Affiliates shall not be a Permitted Transferee.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” shall mean any “employee benefit plan” as defined in Section 3(3) of ERISA which is sponsored, maintained or contributed to by, or required to be contributed to by, the Company or any of its respective ERISA Affiliates or with respect to which the Company or any of its respective ERISA Affiliates has or could reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Preferred Majority Holders” means, at any time of determination, the Holders of a majority of outstanding shares of Series C Preferred Stock, as modified by Section 9(c).

“Preferred Stock” means, as applied to the Equity Capital Stock of any corporation or company, Equity Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation or company, over shares of Equity Capital Stock of any other class of such corporation or company.

“Prohibited Transferees” means with respect to each Holder, any competitor of the Company and its Subsidiaries that is in the same line of business as the Company and its Subsidiaries, in each case designated in writing by the Company to the Holders from time to time; provided, that No such update shall apply retroactively to disqualify any Transfer to the extent such Transfer was made to a party (or its Affiliates) that was not a Prohibited Transferee at the time of such Transfer. For the avoidance of doubt, a Prohibited Transferee shall only include an applicable competitor operating company and its Subsidiaries and shall not include any investor in or lender to any such operating company.

“Redemption Date” means with respect to the redemption of shares of Series C Preferred Stock pursuant to this Certificate of Designation, the date set forth in the applicable Notice of Optional Redemption in accordance with Section 6(b).

“Redemption Price” has the meaning set forth in Section 6(a).

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject, including laws, ordinances and regulations pertaining to zoning, occupancy and subdivision of real properties; provided that the foregoing shall not apply to any non-binding recommendation of any Governmental Authority.

“Responsible Officer” means, as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president and, with respect to financial matters, the chief financial officer, the treasurer or the controller, (b) any executive vice president or, with respect to financial matters, any treasurer or controller, who has been designated in writing to the Holders as a Responsible Officer by such chief executive officer or president or, with respect to financial matters, such chief financial officer, treasurer or controller, (c) with respect to a particular matter, any other officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (d) with respect to Section 11 and without limiting the foregoing, the general counsel.

“Restricted Party” means any Person (a) included on one or more of the Restricted Party Lists; (b) located, organized, or ordinarily resident in a jurisdiction that is the subject of country- or territory-wide sanctions (for example, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, Luhansk People’s Republic, Kherson and Zaporizhzhia regions of Ukraine); (c) owned or controlled by, or acting on behalf of, any of the foregoing; (d) with whom U.S. persons are otherwise prohibited from transacting under Sanctions and Export Control Laws; or (e) with whom any of the Company or its Subsidiaries is otherwise prohibited from dealing under applicable Sanctions and Export Control Laws.

“Restricted Party Lists” means sanctioned and other restricted party lists maintained by the United Nations, the United Kingdom, the United States, or the European Union, and any other relevant jurisdiction including but not limited to the following lists: the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identifications List, and any other lists administered by OFAC, as amended from time to time; the U.S. Denied Persons List, the

U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; the consolidated list of Persons, Groups and Entities Subject to EU Financial Sanctions, as implemented by the EU Common Foreign & Security Policy; and similar lists of restricted parties maintained by other relevant Governmental Authorities.

“Revolving Loan Agreement” shall mean that certain Loan and Security Agreement dated as of October 8, 2020 by and among Siena Lending Group LLC and the Company related parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Sale and Leaseback” means, with respect to any Person, any arrangement to sell or transfer any real property and thereafter rent or lease such real property or other real property which such Person intends to use for substantially the same purpose or purposes as the real property being sold or transferred.

“Sale of the Company” means the first to occur of (i) any sale or transfer by the Company or its Subsidiaries of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, or (ii) (A) any consolidation, merger or reorganization of the Company or any of its Subsidiaries with or into any other entity or entities or (B) any sale or transfer of the Company’s or any material Subsidiaries’ equity interests by the holders thereof, as a result of which, in the case of clause (ii)

(x) with respect to the Company, a Change of Control occurs or (y) with respect to any Subsidiary, would result in the acquisition by any “person” (together with his, her or its Affiliates) or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, of the beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of outstanding shares of capital stock and/or other equity securities of such Subsidiary, in a single transaction or series of related transactions (including, without limitation, one or more tender offers or exchange offers), representing at least 50% of the equity interests of such Subsidiary, more than 50% of the combined voting power of such Subsidiary or otherwise results in such Persons or group of Persons controlling such Subsidiary.

“Sanctions and Export Control Laws” means any applicable law related to (a) import and export controls, including the U.S. Export Administration Regulations; (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom, or any other jurisdiction applicable to any of the Company or its Subsidiaries; or (c) anti-boycott measures (in each case except to extent inconsistent with U.S. law).

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” means Indebtedness that is secured by any Lien of any kind upon any of the propertied or assets of the Company or any Subsidiary.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of March 23, 2023, by and among the Company and the purchasers party thereto.

“Senior Stock” has the meaning set forth in Section 2(b).

“Series C Investor” means the Person who, together with its investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its Affiliates, held on the Closing Date the majority of the Series C Preferred Stock issued on the Closing Date, together with such Holder’s investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its Affiliates.

“Series C Preferred Stock” has the meaning set forth in the preamble hereto.

“Single Employer Plan” shall mean any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Stated Value” means, with respect to any share of Series C Preferred Stock, as of any date, $1,000 per share (adjusted as appropriate in the event of any shares or securities dividend, shares or securities sub- division, shares or securities distribution, recapitalization or combination).

“Subsidiary” means, as to any Person, any corporation, association, partnership or other business entity of which more than 50% of the Total Voting Power of shares of Equity Capital

Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (if any) or otherwise more than 50% of the total voting power of equity interests is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

“Synthetic Lease” means mean, as to any Person, (a) any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is accounted for as an operating lease under GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes or (b) (i) a synthetic, off-balance sheet or tax retention lease or (ii) an agreement for the use or possession of property (including a sale and leaseback), in each case under this clause (b), creating obligations that do not appear on the balance sheet of such Person but which, upon the application of the Bankruptcy Code or under any other bankruptcy or insolvency law of a foreign jurisdiction to such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

“Total Leverage” means, with respect to any Company and its Subsidiaries for any period, the ratio of (a) all Indebtedness as of the end of such period, less the amount of Eligible Cash as of the end of such period to (b) LTM EBITDA for such period, in each case, determined on a pro forma basis for incurrence or refinancing of any applicable Unsecured Debt.

“Total Voting Power” shall mean, with respect to any entity, at the time of determination, the total number of votes which may be cast in the general election of directors of such entity (or, in the event the entity is not a corporation, the governing members, Board or other similar body of such entity).

“Transfer” means any direct or indirect sale, transfer, gift, assignment, exchange, mortgage, pledge, hypothecation, encumbrance or any other disposition (whether voluntary or involuntary) of any Series C Preferred Stock (or any interest (pecuniary or otherwise) therein or rights thereto) beneficially owned by a Person. In the event that any Holder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person or group of Persons controlling such Holder or any Permitted Transferee or Permitted Transferees of such Person or group of Persons, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein. For the avoidance of doubt, any direct or indirect transfer, sale, assignment, exchange or any other disposition by a partner, member or other Holder to another Person, of any partnership or membership interest or other equity security of such Holder that does not result in the Person or group of Persons controlling such Holder or a Permitted Transferee or Permitted Transferees of such Person or group of Persons to cease to control such Holder, shall not be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Transfer Agent” means the transfer agent and registrar of the Company with respect to the Series C Preferred Stock duly appointed from time to time.

“Unsecured Debt” means Indebtedness which is not secured by any Lien of any kind upon any of the properties or the assets of the Company or any Subsidiary.

“Warrant” means the warrant issued pursuant to that Warrant to Purchase Common Stock, by and between the Company and OC III LFE II LP, dated May 22, 2023.

“Withdrawal Liability” shall mean any liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.

SECTION 4. Dividends.

(a)
Dividends. Holders shall be entitled to receive dividends of the type and in the amount determined as set forth in this Section 4 (such dividends, “Dividends”); provided that the Dividend Rate

(i) shall increase by two percent (2%) upon the occurrence of, and shall remain at 19.5% (such rate, the “Default Rate”) during the continuation of, any Non-Compliance Event and (ii) may also be increased as set forth in Section 6(a).

(b)
Accrual of Dividends. Dividends on each share of Series C Preferred Stock shall accrue daily at a rate equal to the Dividend Rate on the Stated Value plus any Accrued Dividends, from and including the Issuance Date of such share, whether or not declared and whether or not the Company has assets legally available to make payment thereof, as further specified below, and shall be cumulative. Dividends on the Series C Preferred Stock shall accrue on the basis of a 365-day year based on actual days elapsed. The amount of Dividends payable with respect to any share of Series C Preferred Stock for any Dividend Payment Period shall equal the sum of the daily Dividend amounts accrued in accordance with the prior sentence of this Section 4(b) with respect to such share during such Dividend Payment Period.

(c)
Arrearages; Payment of Dividends.

(i)
Except as described in this Section 4(c), Dividends shall be payable in cash.

(ii)
Dividends shall be payable quarterly in arrears on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Issuance Date of such share, and shall be paid in cash if, as and when authorized by the Board, or any duly authorized committee thereof, and declared by the Company, to the extent not prohibited by Requirements of Law.

(iii)
If the Company fails to declare and pay pursuant to this Section 4(c) a full Dividend in cash on the Series C Preferred Stock on or prior to any Dividend Payment Date, then the amount of the unpaid portion of such Dividend shall automatically be added to the amount of Accrued Dividends on such share on the applicable Dividend Payment Date without any action on the part of the Company or any other Person.

(d)
Record Date. The record date for payment of Dividends on any relevant Dividend Payment Date will be the Close of Business on the fifteenth (15th) day of the calendar month that contains the relevant Dividend Payment Date (each, a “Dividend Record Date”), whether or not such day is a Business Day.

SECTION 5. Liquidation Rights.

(a)
Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock issued in accordance with this Certificate of Designation and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Series C Preferred Stock equal to the Redemption Price as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company after receiving in full what is expressly provided for in this Section 5, and will have No right or claim to any of the Company’s remaining assets.

(b)
Partial Payment. If in connection with any distribution described in Section 5(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and the liquidating distributions payable to all holders of any Parity Stock issued in accordance with this Certificate of Designation, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in proportion to the respective aggregate liquidating distributions to which they would otherwise be entitled Section 5(a) if all amounts payable with respect thereto were paid in full.

SECTION 6. Redemption at the Option of the Company; Redemption at the Option of the Holder; Other Repurchases.

(a)
Optional Redemption. Subject to the provisions of this Section 6, the Company, at its option, may redeem for cash all or a portion of the outstanding shares of Series C Preferred Stock (each, an “Optional Redemption”) at a price per share of Series C Preferred Stock (the “Redemption Price”) equal to the sum of (i) the Stated Value per share of Series C Preferred Stock to be redeemed plus (ii) an amount equal to the Accrued Dividends with respect to such share plus (iii) accrued and unpaid dividends since the most recent Dividend Payment Date with respect to such share as of the applicable Redemption Date. The Company shall not be required to redeem any shares of Series C Preferred Stock at any time other than pursuant to Section 6(d); provided, that, if the Company has not redeemed all of the outstanding shares of Series C Preferred Stock in full in cash on or prior to the 48-month anniversary of the Closing Date, the then-applicable Dividend Rate (which, for the avoidance of doubt, may be the Default Rate,) shall increase by adding 0.5% (i.e., 18.0%, 18.5%, etc.) to such Dividend Rate (or Default Rate, as applicable) for each quarter after such anniversary until the Company redeem all of the outstanding shares of Series C Preferred Stock in full in cash.

(b)
Exercise of Optional Redemption. If the Company elects to effect an Optional Redemption, the Company shall send to the Holders a written notice in accordance with Section 16 (i) notifying the Holders of the election of the Company to redeem all shares of Series C Preferred Stock and the Redemption Date, and (ii) stating the place or places at which the shares of Series C Preferred Stock shall, upon presentation and surrender of the certificates evidencing such shares of Series C Preferred Stock, be redeemed (and other instructions a Holder must follow to receive payment), and the Redemption Price therefor (such notice, a “Notice of Optional

Redemption”). The Redemption Date selected by the Company shall be No less than ten (10) Business Days and No more than thirty (30) Business Days after the date on which the Company provides the Notice of Optional Redemption to the Holders. The Notice of Optional Redemption shall state the Redemption Date selected by the Company. Any full or partial redemption of shares of Series C Preferred Stock pursuant to Section 6(a) shall be on a pro rata basis from the Holders based on the Redemption Price of Capital Stock held by them.

(c)
Effect of Redemption. Upon surrender, in accordance with said notice, of the certificates, if any, for the Series C Preferred Stock (to the extent applicable, properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company by payment of the applicable Redemption Price in full in cash to the Holder thereof on the applicable Redemption Date (of if such the certificate (if any) for such shares of Series C Preferred Stock is not surrendered on the applicable Redemption Date, on the date of surrender of such certificate). To the fullest extent permitted by law, if any shares of Series C Preferred Stock are not redeemed on the applicable Redemption Date by payment in full in cash (or such amounts have not been irrevocably deposited or set aside for payment in full in cash) of the applicable Redemption Price to the Holder thereof, for any reason, all such unredeemed shares shall remain outstanding and entitled to all of the designations, rights, preferences, powers, restrictions and limitations of the Capital Stock set forth in this Certificate of Designation, including the right to accrue and receive any Dividends thereon as provided in Section 4 until the date on which the Company actually redeems and pays in full the Redemption Price for such shares. The Company shall reasonably promptly issue new certificates, as applicable, to reflect any unredeemed shares of Series C Preferred Stock.

(d)
Redemption at the Option of the Holders. At any time from and after the sixth (6th) anniversary of the Closing Date, if any shares of Series C Preferred Stock remain outstanding, the Holders (by action of the Preferred Majority Holders) shall have the right to require the Company redeem all, but not less than all, of the then-outstanding shares of Series C Preferred Stock in full in cash for a price equal to the then-applicable Redemption Price calculated in accordance with Section 6(a). If the Holders (as determined by the Preferred Majority Holders) elect to exercise their Redemption Demand rights, the Holders shall send to the Company a written notice in accordance with Section 16 (any such notice, a “Redemption Demand”). If the Company (i) does not redeem the shares of Series C Preferred Stock by payment in full in cash of the Redemption Price for such shares, calculated as of the date the Company redeems such shares, for any reason, on or prior to the date that is six (6) months after the delivery of the Redemption Demand and (ii) the Board, or any duly authorized committee thereof, recommends a Sale of the Company, each share of Series C Preferred Stock shall thereafter have the right to vote on such Sale of the Company and, except as otherwise provided by law, the Holders of Series C Preferred Stock and the holders of Common Stock shall vote together as a single class with the Holders of Series C Preferred Stock being entitled to a cast a number of vote per share of Series C Preferred Stock equal to the quotient of: (i) ten percent (10%) of the Total Voting Power of all outstanding voting shares of the Company (subject to such aggregate voting rights of the Series C Preferred Stock not exceeding 19.99% of the Total Voting Power of the Company as of Closing Date when combined with the voting rights of any shares of Common Stock acquired upon exercise of the Warrant) and (ii) the number of outstanding shares of Series C Preferred Stock.

(e)
Repurchases or Other Acquisitions. The Company and its Subsidiaries shall not redeem, repurchase or otherwise acquire any shares of Series C Preferred Stock other than through procedures open to all Holders on a pro rata basis in accordance with customary procedures to be agreed between the Company and the Preferred Majority Holders.

(f)
Status of Shares. Shares of Series C Preferred Stock redeemed, repurchased or otherwise acquired in accordance with this Section 6, shall return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as a particular series by the Board pursuant to the provisions of the Certificate. For the avoidance of doubt, any subsequent classification of Preferred Stock redeemed, repurchased or otherwise acquired pursuant to this Section 6 shall be subject to the limitations set forth in Section 9(b)(iii) hereof.

SECTION 7. Deemed Liquidation.

(a)
Generally. In the event of the occurrence of (i) a Change of Control or (ii) any voluntary or involuntary bankruptcy, liquidation, dissolution or winding up of the Company or any material Subsidiary (each of (i) and (ii), a “Deemed Liquidation Event”), the Company shall redeem all of the outstanding shares of Series C Preferred Stock on the applicable date of a Deemed Liquidation Event (the “Deemed Liquidation Date”), for cash, to the extent permitted by law, at a price per share of Series C Preferred Stock equal to the applicable Redemption Price on such Deemed Liquidation Date; provided that in the case of any event specified in clause (ii) of the definition of Deemed Liquidation Event, all shares of Series C Preferred Stock outstanding held by the Holders shall be automatically and immediately subject to redemption at the applicable Redemption Price. If on the Deemed Liquidation Date the Company is not so permitted by law to redeem all of the outstanding shares of Series C Preferred Stock, then the Company shall redeem such shares to the fullest extent permitted by law on a pro rata basis from the Holders based on the Redemption Price of shares of Series C Preferred Stock held by them. Any shares of Series C Preferred Stock that are not redeemed pursuant to the immediately preceding sentence shall remain outstanding and entitled to all of the designations, rights, preferences, powers, restrictions and limitations of the shares of Series C Preferred Stock set forth herein, including the right to continue to accrue and receive Dividends as set forth in Section 4; provided that such redemption shall not be required in connection with a Deemed Liquidation Event where the shares of Series C Preferred Stock are purchased (at the then applicable Redemption Price) for cash by any Person other than the Company in connection with such Deemed Liquidation Event.
(b)
Deemed Liquidation Mechanics.

(i)
In the event that, pursuant to Section 7(a), the Company is required to redeem the shares in connection with a Deemed Liquidation Event, at least five (5) Business Days prior to any anticipated Deemed Liquidation Event, the Company shall send a notice to each of the Holders, which shall state that (A) the Deemed Liquidation Event is expected to occur and that the shares of Series C Preferred Stock are expected to be redeemed pursuant to this section and that all such shares will be redeemed, in each case, subject to the occurrence of such Deemed Liquidation Event;

(B) the expected Redemption Price; and (C) the expected Deemed Liquidation Date.

(ii)
On or before any Deemed Liquidation Date, the Company shall, to the extent permitted by law, redeem the shares of Series C Preferred Stock and pay the applicable Redemption Price to the account(s) designated by the Holder(s) of such shares.

(iii)
Upon payment in full of the amounts owing under Section 7(a) to any Holder that has its shares of Series C Preferred Stock redeemed, the Dividends with respect to such shares shall cease to accrue after the date of such payment in full and all rights with respect to such redeemed shares shall forthwith terminate.

(iv)
From and after the Close of Business on the Deemed Liquidation Date or, with respect to all shares of Series C Preferred Stock not redeemed on such date, the date on which such shares are redeemed following the Deemed Liquidation Date, as contemplated in Section 7(a), which shares of Series C Preferred Stock shall be deemed to be redeemed on the date on which the Company sends payment in full therefor, in cash, as provided in Section 7(a), to the Holders being so redeemed (each a “Delayed Deemed Liquidation Date”), all rights of the Holders being so redeemed shall cease with respect to such shares on such Deemed Liquidation Date or Delayed Deemed Liquidation Date, as applicable, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever. Any shares of Series C Preferred Stock not redeemed in full in cash on the applicable Deemed Liquidation Date shall continue to accrue Dividends at the Default Rate until the date of payment in full in cash on the applicable Delayed Deemed Liquidation Date.

SECTION 8. Transfer of Series C Preferred Stock.

(a)
Subject to compliance with applicable U.S. federal and state Requirements of Law governing the Transfer of securities, at any time, shares of the Series C Preferred Stock shall be transferable by the Holders (i) to any Permitted Transferee or (ii) to any Person with the prior consent of the Board, and the Company shall recognize and register any such Transfer on its books. From and after the fifth (5th) anniversary of the Closing Date, shares of Series C Preferred Stock shall be transferable by the Holders to any Person who is not a Prohibited Transferee and the Company shall recognize and register any such Transfer on its books; provided, that, except as otherwise agreed by the Board, upon any such Transfer to a Person who is not a Permitted Transferee, (x) any Series C Designee or Series C Observer shall immediately resign from the Board, (y) such transferee shall not have the right to designate a Series C Designee or Series C Observer as set forth in Section 10 below or to unliterally or join with other Holders in delivering a Redemption Demand pursuant to Section 6(d); provided, that such transferee shall not be counted in determining the Preferred Majority Holders for purposes of making a Redemption Demand (but not for any other purpose pursuant to Section 6), and (z) the Board protective provisions as set forth in Section 9(c) below shall be null and void. In addition, upon any Transfer to a Person which is not a Permitted Transferee, the Series C Investor shall, and shall cause such transferee to, agree with the Company to amend this Certificate of Designation to eliminate Section 9(c) and Section 10 of this Certificate of Designation and to take all required actions to file such amendment with the Delaware Secretary of State. Any Transfer not in accordance with this Section 8(a) shall be void ab initio.

(b)
The Company shall use its commercially reasonable efforts to cooperate with the Holders of the Series C Preferred Stock in connection with any Transfer to be consummated in accordance with this Section 8, including providing reasonable and customary information (i) in connection with any such Holder’s marketing efforts or any such potential transferee’s due diligence (subject to customary confidentiality restrictions) or (ii) in order to comply with applicable U.S. federal and state Requirements of Law governing the Transfer of securities.

(c)
Notwithstanding anything to the contrary in this Certificate of Designation, the following shall not be considered a Transfer: (i) the incurrence of any Lien on or grant of any indirect or direct interest in the Company of any Holder with respect to its Series C Preferred Stock provided in favor of back-leverage lenders or other financing sources to such Holder and (ii) a direct or indirect voluntary or involuntary sale, assignment, transfer, gift, surrender for cancellation, exchange, pledge or other disposition, or the direct or indirect grant, transfer or other disposition in connection with the foreclosure, acceptance of an assignment in lieu of foreclosure or other exercise of remedies or enforcement action with respect to such Liens or interests incurred in accordance with the foregoing clause (i) pursuant to which all or any portion of such Series C Preferred Stock is directly or indirectly transferred, sold or assigned to such back-leverage lenders or other financing sources, the agents designated by such lenders or financing sources or designees of such lenders or financing sources, it being understood that upon such Transfer, any such lender or financing source, such agents, or such designees, as applicable, shall thereafter be a Holder for all purposes of this Certificate of Designation.

SECTION 9. Voting; Protective Provisions.

(a)
Voting. Except as expressly set forth herein (including Section 6(d)) or required by applicable law, the Series C Preferred Stock shall be non-voting. On any matter on which Holders are entitled to vote, the Holders shall vote separately as a single class with respect to the Series C Preferred Stock, in person or by proxy, at a meeting called for such purpose or by written consent without a meeting. Each Holder of Series C Preferred Stock will have one vote per share of Series C Preferred Stock on any matter on which Holders of Series C Preferred Stock are entitled to vote. The approval of any matter or action by the Holders under this Certificate of Designation, unless otherwise specified, shall require the affirmative vote or consent of the Preferred Majority Holders.

(b)
Preferred Protective Provisions. So long as any Series C Preferred Stock is outstanding, the Company will not, and will cause its Subsidiaries not to, either directly or indirectly (whether or not such approval is required pursuant to the DGCL), do any of the following without the affirmative vote or written consent of the Preferred Majority Holders, constituting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent shall be null and void ab initio and of No force or effect:

(i)
amend, alter, waive or repeal any provisions of the Company’s Organizational Documents in a manner that adversely affects the rights, preferences, privileges or power of the Series C Preferred Stock (for the avoidance of doubt, the filing in accordance with applicable law of a certificate of designations or any similar document setting forth or changing the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or other terms of any class or series of stock of the Company shall be deemed an amendment to the Company’s Organizational Documents);

(ii)
increase the authorized number of the Series C Preferred Stock;

(iii)
create, authorize or issue (by reclassification or otherwise) additional shares of Series C Preferred Stock, any Parity Stock, any Senior Stock (including, for the avoidance of doubt, any voting Preferred Stock or non-voting Preferred Stock, as such terms are defined in the Certificate) or any securities, options or rights convertible or exchangeable into, or exercisable for the foregoing;

(iv)
declare, pay or set aside for payment any dividend or distribution, or redeem or acquire any Capital Stock of the Company, other than Dividends on the Series C Preferred Stock;

(v)
create, incur, assume or refinance or have its direct or indirect Subsidiaries create, incur, assume or refinance any Secured Debt (which shall include issuing letters of credit), other than Secured Debt (A) (1) not to exceed 110% of the applicable Borrowing Base and which would not increase the Applicable Margin in a manner that would result in the total yield on such Secured Debt being more than three percentage points per annum higher than the Applicable Margin set forth in the Revolving Loan Agreement in effect as of the Closing Date; (B) in respect of Capital Lease Obligations and purchase money obligations in an aggregate principal amount not to exceed $10,000,000 at any one time outstanding; (C) incurred in the Ordinary Course of Business or (D) statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the Ordinary Course of Business;

(vi)
create, incur, assume or refinance or have its direct or indirect Subsidiaries create, incur, assume or refinance any Unsecured Debt, except Unsecured Debt (A) incurred in the Ordinary Course of Business, (B) in an aggregate amount under this clause (vi) of less than

$3,000,000, the proceeds of which are used for general corporate overhead expenses, including professional fees and expenses and other operational expenses of the Company related to the ownership or operation of the business of the Company or any of its Subsidiaries; or (C) if (x) (1) incurrence of such Unsecured Debt is approved by the majority of the Board and (2) the Total Leverage (pro forma for such incurrence of Unsecured Debt) is less than 2.5 and (y) the proceeds from such incurrence of Unsecured Debt are used first to repay the Series C Preferred Stock;

(vii)
(A) create, or hold Capital Stock in, any direct or indirect Subsidiary that is not wholly owned (either directly or through one or more other direct or indirect Subsidiaries) by the Company, (B) permit any direct or indirect Subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of Capital Stock, (C) sell, transfer or otherwise dispose (by way of merger, consolidation or otherwise) of any Capital Stock of any direct or indirect Subsidiary of the Company, or (D) permit any direct or indirect Subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such Subsidiary;

(viii)
permit any Liquidation Event or Deemed Liquidation Event unless the Holders of Series C Preferred Stock actually receive proceeds of at least equal to 1.2x the Stated Value; or

(ix)
enter into any agreement or make any commitment to do or take any action described in this Section 9(b).

(c)
Board Protective Provisions. So long as any Series C Preferred Stock is outstanding and subject to the terms of Section 8(a), the Company will not, and will cause its Subsidiaries not to, either directly or indirectly (whether or not such approval is required pursuant to the DGCL), do any of the following without the affirmative vote or written consent of the majority of the Board, which such majority must include the Series C Designee (as defined below);

(i)
enter into any joint venture or other similar transaction outside the Ordinary Course of Business;

(ii)
negotiate or conduct any acquisition of any business (whether by stock or asset purchase, merger, consolidation or otherwise) other than acquisitions with an aggregate purchase price payable less than or equal to $10,000,000;

(iii)
make any investment in any Person (or group of related Persons) other than investments in Subsidiaries or investments with an aggregate investment commitment of less than or equal to $10,000,000;

(iv)
enter into, amend, make any material changes to or waive any material rights under any transaction between the Company or any of its Subsidiaries, on the one hand, and any officer, director, employee or equity holder (of any Affiliates of such Person) or any Affiliate of the Company of any of its Subsidiaries, on the other hand;

(v)
conduct any disposal of assets in excess of $10,000,000, other than non-core assets or disposals in the Ordinary Course of Business;

(vi)
enter into any new lines of business, other than those relating to (A) the current line of business of the Company and its Subsidiaries or (B) additional lines of business of the Company or its Subsidiaries approved under the rights contained in this Section 9;

(vii)
hire, fire or change the auditor without replacing the auditor with a nationally recognized audit firm; or

(viii)
enter into any agreement or make any commitment to do or take any action described in this Section 9(c);

For the avoidance of doubt, the breach of any of the foregoing covenants contained in this Section 9 shall be a Non-Compliance Event.

SECTION 10. Board Designation Rights.

(a)
Director Designation Rights. For so long as the Series C Investor continues to hold the Series C Preferred, the Series C Investor shall be entitled to designate for recommendation by the Nominating and Corporate Governance Committee to the Board and, upon such recommendation, nomination by the Board, one (1) director from time to time as set forth below (any individual designated by the Series C Investor, the “Series C Designee”), and one (1) observer (the “Series C Observer”).

(b)
Series C Designee. As soon as reasonably practicable following the Closing, the size of the Board shall be increased by one member and the Board shall appoint such individual designated in writing by the Series C Investor as the initial Series C Designee (the “Initial Series C Designee”) to fill a vacancy on the Board as a Class III director.

(c)
Series C Observer. As soon as reasonably practicable following the Closing, the Board shall appoint such individual designated in writing by the Series C Investor as the initial Series C Observer. The Company shall permit the Series C Observer to attend and participate (in the capacity of a non-voting observer) in all meetings of the Board and any of its committees (save for meetings of any committee that is required to be composed solely of independent directors), whether in person, by telephone or otherwise. The Company shall provide the Series C Observer the same notice of all such meetings and copies of all materials distributed to members of the Board and any of its committees, as applicable, concurrently with provision of such notice and materials to the Board and any of its committees, as applicable; provided, however, that the Series C Observer (i) shall hold all information and materials disclosed or delivered to the Series C Observer in confidence and (ii) may be excluded from access to any material or meeting or portion thereof if the Board determines in good-faith, with advice from legal counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege or if the Series C Observer’s access or attendance could materially and adversely affect the Board’s fiduciary duties.

(d)
Compliance with Nominating Guidelines. Each Series C Designee, including the Initial Series C Designee, shall comply with the requirements of the charter for, and related guidelines of, the Nominating and Corporate Governance Committee of the Board, and the Company bylaws.

(e)
Additional Obligations. The Company agrees to take all necessary actions to cause the individual designated in accordance with this Section 10, to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of stockholders of the Company at which directors are to be elected, in accordance with the Company’s certificate of incorporation and bylaws and the Delaware General Corporation Law, and at each annual meeting of stockholders of the Company thereafter at which Class III directors are up for election, and to recommend that the Company’s stockholders vote affirmatively for each such nominee.

(f)
Vacancies of Series C Designee. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any Series C Designee, the Company shall take at any time and from time to time all necessary action to cause the vacancy created thereby to be filled in accordance with the terms hereof as promptly as practicable by a new Series C Designee designated by the Series C Investor to the Board seat that has become vacant.

(g)
Benefits. During the period that Series C Designee is a director of the Board, such director shall be entitled to the same compensation and benefits as any other non-employee director of the Board, including cash and non-cash compensation for director service and benefits under any director and officer indemnification or insurance policy maintained by the Company.

SECTION 11. Information Rights and Inspection Rights.

(a)
The Company shall provide to the Holders, or promptly give written notice to the Holders of, in form and detail reasonably satisfactory to the Holders, the following:

(i)
as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Grant Thornton LLP or any other independent certified public accounting firm of nationally recognized standing reasonably acceptable to the Holders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(ii)
as soon as available, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal quarter and the portion of the fiscal year through the end of such fiscal quarter, setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP (subject only to normal year-end audit adjustments and the absence of footnotes);

(iii)
as soon as available, but in any event within thirty (30) days after the end of each of the first two (2) months of each fiscal quarter of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such month and for the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company;

(iv)
as soon as available, and in any event within thirty (30) days after the end of each fiscal year of the Company, a budget in form reasonably satisfactory to the Holders (including budgeted statements of income for each of the Company’s and its Subsidiaries’ business units and sources and uses of cash and balance sheets) prepared by the Company for (x) each fiscal quarter of such fiscal year prepared in detail and (y) each fiscal year in the five (5) years immediately following such fiscal year prepared in summary form, in each case, of the Company and its Subsidiaries, with appropriate presentation and discussion in reasonable detail of the principal assumptions upon which such budget is based, accompanied by a certificate of a Responsible Officer certifying that such budget is a reasonable estimate for the period covered thereby;

(v)
concurrently with the delivery of the financial statements pursuant to Section 11(a)(i) and Section 11(a)(ii), a copy of management’s discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries for such fiscal quarter or fiscal year, as compared to the previous fiscal quarter or fiscal year, as applicable, and the portion of the projections covering such periods (including commentary on (x) any material developments or proposals affecting the Company and its Subsidiaries or their businesses and (y) the reasons for any significant variations from the projections for such period and the figures for the corresponding period in the previous fiscal year);

(vi)
promptly after any request by the Holders, copies of any detailed audit reports, management letters or recommendations submitted to the Board (or the audit committee of the Board) of the Company or its Subsidiaries by independent accountants in connection with the accounts or books of the Company or its Subsidiaries or any audit of any of them;

(vii)
promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Holders pursuant hereto;

(viii)
promptly after the same are available, copies of any Borrowing Base certificates delivered under the Revolving Loan Agreement;

(ix)
promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Company or its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Holders pursuant to this Certificate of Designation;

(x)
as soon as available, but in any event within thirty (30) days after the end of each fiscal year of the Company, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Company and its Subsidiaries and containing such additional information as the Holders may reasonably specify;

(xi)
promptly, and in any event within five (5) Business Days after receipt thereof by the Company or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or any comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any Subsidiary;

(xii)
promptly, and in any event within five (5) Business Days after receipt thereof by the Company or its Subsidiaries, copies of all notices, requests and other documents (including amendments, waivers and other modifications) received under or pursuant to any instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of the Company or its Subsidiaries and, from time to time upon request by the Holders, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Holders may reasonably request;

(xiii)
promptly, (x) such additional information regarding the business, financial, legal or corporate affairs of the Company or its Subsidiaries, or compliance with the terms of this Certificate of Designation or the Securities Purchase Agreement as any Holder may from time to time reasonably request and (y) information and documentation reasonably requested by any Holder for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable Anti-Money Laundering Laws;

(xiv)
within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which the Company may file with the SEC or any successor or analogous Governmental Authority;

(xv)
a copy of any material notice provided to the lenders or any other creditors under the Revolving Loan Agreement or to any other holder of debt securities in respect thereof at the same time as such lenders or other creditors receive such notice;

(xvi)
subject to a customary confidentiality agreement, promptly upon request by the Series C Investor, any information regarding the Company provided to the Board;

(xvii)
as soon as possible after a Responsible Officer of the Company knows thereof, the occurrence of any Non-Compliance Event;

(xviii)
as soon as possible after a Responsible Officer of the Company knows thereof, any default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries, other than as previously disclosed in writing to the Holders;

(xix)
as soon as possible after a Responsible Officer of the Company knows thereof, any development or event that has had, or could reasonably be expected to have, a Material Adverse Effect, including without limitation (A) any breach or non-performance of, or any default under, a Contractual Obligation of the Company or its Subsidiaries; (B) any dispute, Proceeding or suspension between the Company or its Subsidiaries and any Governmental Authority; (C) the commencement of, or any material development in, any Proceeding affecting the Company or its Subsidiary or (D) any Proceeding by any Governmental Authority against the Company or any Subsidiary in relation to alleged or potential violations of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Control Laws ;

(xx)
as soon as possible after a Responsible Officer of the Company knows or has reason to know there thereof, the occurrence of any of the following events: (A) any ERISA Event with respect to the Company or any of its Subsidiaries, (B) the adoption of any new Single Employer Plan by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates, (C) the adoption of an amendment to a Single Employer Plan if such amendment results in a material increase in benefits or unfunded liabilities or (D) the commencement of contributions by the Company or any of its Subsidiaries or any of their respective ERISA Affiliates to a Multiemployer Plan or Single Employer Plan other than any Single Employer Plan in existence as of the Closing Date, which, in the case of each of the foregoing clauses (A) through (D), shall specify the nature thereof, what action the Company or such Subsidiary, as applicable, or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto;

(xxi)
promptly after the occurrence thereof, any material change in accounting policies or financial reporting practices by the Company or any Subsidiary thereof;

(xxii)
promptly after the occurrence thereof, any Liquidation Event or Deemed Liquidation Event;

(xxiii)
promptly after the assertion or occurrence thereof, notice of any action or Proceeding against, or of any noncompliance by, the Company or any of its Subsidiaries in respect of or with any Environmental Law or Environmental Permit that could (i) reasonably be expected to result in a Material Adverse Effect or (ii) cause any property used by the business to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(xxiv)
promptly after the occurrence thereof, the termination (other than in accordance with its terms) or amendment in any manner materially adverse to the interests of the holders of any material contract;

(xxv)
promptly after the occurrence thereof, any breach under the Securities Purchase Agreement;

(xxvi)
as soon as possible after the Company or any Subsidiary (including any Responsible Officer thereof) knows, or has reason to believe that, any of the representations and warranties set forth in Section 3.14 or Section 3.17 of the Securities Purchase Agreement are No longer true, complete or accurate; and

(xxvii)
subject to clause (b) below, such additional financial and other information regarding the Company as the Series C Investor may from time-to-time reasonably request.

(b)
Each notice pursuant to Section 11(a) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken or proposes to take with respect thereto. Each notice pursuant to Section 11(a) shall describe with particularity any and all provisions of this Certificate of Designation and any other related document (including the Securities Purchase Agreement) that have been breached.

(c)
The Company and its Subsidiaries shall (i) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and any of its Subsidiary, as the case may be; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or any of its Subsidiary, as the case may be. The Company shall permit the Holders (and their respective representatives) to visit and inspect any of its properties and examine its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired; provided that representatives of the Company may be present during any such visits, discussions and inspections; provided, further that if the Company is in material breach of any provision of this Certificate of Designation (including following any Non-Compliance Event), Holders (or any of their representatives) may do any of the foregoing at the expense of the Company at any time during normal business hours as often as may be desired and without advance notice.

(d)
Documents required to be delivered pursuant to this Section 11 may at the Company’s option be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date

(i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address specified by written notice to the Holders from time to time; or (ii) on which such documents are posted on the Company’s behalf on an Internet website or virtual data site to which each Holder has access (whether a commercial or third-party website); provided, that the Company shall notify the Holders of the posting of any information on in such website virtual datasite.

SECTION 12. Transfer Agent. The Transfer Agent shall initially be Computershare Trust Company, N.A. The Company may, in its sole discretion, appoint any other Person to serve as Transfer Agent for the Series C Preferred Stock and thereafter may remove or replace such other Person at any time. Upon any such appointment or removal, the Company shall send notice thereof to the Holders.

SECTION 13. Replacement Certificates. If physical certificates evidencing the Series C Preferred Stock are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of evidence satisfactory to the Company and the Transfer Agent that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

SECTION 14. Taxes.

(a)
Withholding. The Company shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) on the Series C Preferred Stock to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designation as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a share of Series C Preferred Stock, the Company shall provide evidence of such remittance to such Person in respect of which such remittance was made and be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such share of Series C Preferred Stock or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand).

(b)
Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax (“Transfer Tax”) due on the issue of shares of Series C Preferred Stock or certificates representing such shares or securities. However, the Company shall not be required to pay any Transfer Tax imposed on any Person other than the Holder that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Series C Preferred Stock to a Person other than the Holder, and No such issue or delivery shall be made unless and until such Person requesting such issue or delivery has paid or reimbursed the Company the amount of any such Transfer Tax (to the extent the Company bore such Transfer Tax) or has established to the satisfaction of the Company that such Transfer Tax has been paid or is not payable.

(c)
Tax Status. The Company covenants and agrees to use commercially reasonable efforts to (i) avoid becoming a United States real property holding corporation within the meaning of Code Section 897 (“USRPHC”), (ii) monitor whether it is likely to become a USRPHC, and (iii) provide a written notice to each Holder at least twenty (20) business days prior to any event, as a result of which, the Company expects to be determined as a USRPHC while such Holder owns an equity interest in the Company. For the avoidance of doubt, the Company may rely on the advice of an accounting firm of national standing in determining whether it is a USRPHC. At any Holder’s request from time to time, the Company shall promptly provide to the requesting Holder a statement in accordance with Treasury regulations Section 1.897-2(h)(1) where it determines the interest being sold is not a United States real property interest within the meaning of Code Section 897. The Company also covenants and agrees to not, either directly or indirectly by amendment, merger, consolidation or otherwise, change the entity classification of the Company from a corporation to a partnership for U.S. federal income tax purposes.

(d)
Tax Treatment. The Company and each Holder (i) shall treat the Series C Preferred Stock as stock that is not “preferred stock” within the meaning of Section 305 of the Code and the Treasury Regulations issued thereunder, (ii) agree that No Purchaser shall be required to include in income as a dividend (including any deemed dividends) for U.S. federal, state, and local income tax purposes any income or gain in respect of the Series C Preferred Stock unless and until dividends are declared and paid in cash in respect of such Series C Preferred Stock and (iii) shall not treat any portion of the proceeds received by any Holder from a redemption or a sale of the Series C Preferred Stock as a dividend for U.S. federal income tax purposes under Section 302 of the Code or otherwise (together the “Tax Treatment”). The Company and each Holder shall not take positions or actions inconsistent with the Tax Treatment, including on any IRS Form 1099, unless otherwise required pursuant to a final “determination” as defined under Section 1313(a) of the Code or if the Company or a Holder concludes, after consultation with its applicable tax advisors, that a change in applicable Law after the Closing would cause the intended Tax Treatment to not qualify for a “more likely than not” confidence level, in which case the applicable party shall deliver written notice of such conclusion and the legal basis therefor to the other parties, and each such other party shall have a reasonable period to notify the applicable party if it agrees or disagrees with such conclusion and the legal basis therefor; provided, the Company and Holders shall cooperate to resolve any such disagreement in good faith.

SECTION 15. Compliance with Economic Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.

(a)
The Company shall, and shall cause its Subsidiaries to:

(i)
not offer, promise, provide, or authorize the provision of any money, property, or other thing of value, directly or indirectly, to any Person to improperly influence official action or secure an improper advantage, or to encourage the recipient to breach a duty of good faith or loyalty or the policies of his/her employer, or otherwise violate any Anti-Corruption Law;

(ii)
not violate any Anti-Money Laundering Law;

(iii)
not engage in any dealings or transactions (directly or knowingly indirectly) with or for the benefit of any Restricted Party, or otherwise violate any Sanctions and Export Control Laws;

(iv)
adopt and maintain policies, procedures, and controls reasonably designed to prevent, detect, and deter violations of Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions and Export Control Laws, to the reasonable satisfaction of the Series C Investor;

(v)
promptly notify the Holders of any potential material violations by the Company or its Representatives about which the Company or any of its Subsidiaries becomes aware relating to any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Control Laws;

(vi)
comply with reasonable inquiries or requests for certification by a Holder to confirm compliance with the foregoing provisions; and

(vii)
cooperate in good faith with the reasonable efforts of any other Holder or the Company to address and/or remediate potential violations by the Company or its representatives of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions and Export Control Laws.

(b)
The Company shall use its reasonable best efforts to assist each Holder in complying with its (or any of its Affiliates in complying with their) obligations under all Anti-Corruption Laws, Anti- Money Laundering Law or Sanctions and Export Control Laws.

SECTION 16. Notices. All notices referred to herein shall be in writing and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designation) with postage prepaid, addressed: (i) if to the Company, (a) if sent by mail, to its office at FreightCar America, Inc., 2 North Riverside Plaza, Suite 1300, Chicago, Illinois 60606, Attention: General Counsel, or (b) if sent by electronic mail, to such electronic mail address as the Company shall have designated in writing to the Holders, (ii) if to any Holder, to such Holder at the address and electronic mail address of such Holder as listed in the stock record books of the Company (which, for all purposes hereunder, may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

SECTION 17. Facts Ascertainable. When the terms of this Certificate of Designation refer to a specific agreement or other document to determine the meaning or operation of a provision hereof, the Company shall maintain a copy of such agreement or document at the principal executive offices of the Company and a copy thereof shall be provided free of charge to any Holder who makes a request therefor. The Company shall also maintain a written record of the Issuance Date, the number of shares of Series C Preferred Stock issued to a Holder and the date of each such issuance, the Stated Value and Accrued Dividends per share of Series C Preferred Stock and the Dividend Rate in effect from time to time and shall furnish such written record (with respect to such Holder’s shares of Series C Preferred Stock) free of charge to any Holder who makes a request therefor.

SECTION 18. Amendment; Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series C Preferred Stock granted hereunder may be amended or waived as to all shares of Series C Preferred Stock (and the Holders thereof) upon the written consent of the Preferred Majority Holders; provided that (i) any amendment, modification, or waiver that, by its terms, would treat any Holder or Holder, in its capacity as such, either adversely or less beneficially relative to any other Holder shall require the prior written consent of such adversely or less beneficially affected Holder and (ii) without limiting the foregoing, without the written consent of each Holder adversely affected thereby, No amendment, modification or waiver shall:

(a)
reduce the Dividend Rate or extend any Dividend Payment Date (except in accordance with the proviso to such definition as in effect on the Closing Date); provided that the Preferred Majority Holders shall be permitted to amend, modify or waive Non-Compliance Events and the effects thereof without the written consent of each adversely affected Holder;

(b)
reduce the Stated Value or the Accrued Dividend; provided that the Preferred Majority Holders shall be permitted to amend, modify or waive Non-Compliance Events and the effects thereof without the written consent of each adversely affected Holder;

(c)
reduce the Redemption Price (other than as a result of any amendment, modification or waiver of the effect of a Non-Compliance Event in accordance with clause (b) above); or

(d)
amend Section 2, Section 4, Section 5, Section 6, Section 7, Section 8, Section 11, Section 14, Section 15 and this Section 18 (including any defined term used in such sections or any other amendment that has the effect of amending such sections).

SECTION 19. Severability. If any term of the Series C Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect, and No term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

SECTION 20. Remedies. The Company acknowledges that the obligations imposed on it in this Certificate of Designation are special, unique and of an extraordinary character, and irreparable damages, for which money damages, even if available, would be an inadequate remedy, would occur in the event that the Company does not perform the provisions of this Certificate of Designation in accordance with its specified terms or otherwise breaches such provisions. The Holders shall be entitled to seek an injunction, specific performance and other equitable relief to prevent breaches of this Certificate of Designation and to seek to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity, including without limitation money damages. All remedies available under this Certificate of Designation, under the Securities Purchase Agreement, at law, in equity or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Holder of a particular remedy will not preclude the exercise of any other remedy, including by one or more actions for specific performance, in addition to any other remedies to which the Holders may be entitled.

SECTION 21. Interpretation. When a reference is made in this Certificate of Designation to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to this Certificate of Designation unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Certificate of Designation, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Certificate of Designation shall refer to this Certificate of Designation as a whole and not to any particular provision of this Certificate of Designation unless the context requires otherwise. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Certificate of Designation shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Certificate of Designation are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means, unless otherwise specified, such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Certificate of Designation, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by law or specified herein, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day). The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

SECTION 22. Expenses; Indemnity.

(a)
For so long as the Series C Preferred Stock remains outstanding, the Company shall reimburse the Holders for each of their documented reasonable out-of-pocket costs, fees and expenses from time to time in responding to any request for approval under the Certificate (including this Certificate of Designation), enforcing their rights under the Certificate (including this Certificate of Designation), and/or amending the Certificate (including this Certificate of Designation); provided, that, with respect to any approval or any amendment, the Company shall not be obligated to reimburse the expenses of more than one single counsel for all Holders taken as a whole (such counsel to be selected by the Preferred Majority Holders in their sole discretion) and to the extent reasonably necessary, regulatory counsel and a single local counsel in each relevant jurisdiction.

(b)
The Company shall indemnify and hold harmless the Holders, each of their respective Affiliates and controlling persons and each of their respective directors, officers, employees, partners, agents, advisors and other representatives (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with any claim, litigation, investigation or proceeding relating to the Certificate (including this Certificate of Designation) (a “Proceeding”), regardless of whether any Indemnified Person is a party thereto or whether such Proceeding is brought by the Company, any of its Affiliates or any third party, including advancing amounts to each Indemnified Person within thirty (30) days following written request therefor for any reasonable and documented legal or other out-of-pocket expenses incurred or to be incurred in connection with investigating or defending any Proceeding; provided, that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct, bad faith or gross negligence of, or material breach of this Certificate of Designation or the Securities Purchase Agreement by,

such Indemnified Person, in each case as determined by a final non-appealable judgment of a court of competent jurisdiction.

SECTION 23. Renunciation under DGCL Section 122(17). It is recognized and anticipated that

(a) directors of the Company may serve as directors, officers, employees and agents of the Holders or their Affiliates or Associates (“Covered Persons”); (b) the Company, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by the Holders or their Affiliates or Associates and other business activities that overlap with or compete with those in which the Holders or their Affiliates or Associates may engage; (c) the Company may have an interest in the same areas of business opportunities as the Holders or their Affiliates or Associates; (d) the Company will derive substantial benefits from the service of Covered Persons as directors of the Company; and (e) it is in the best interests of the Company that the rights of the Company, and the duties of any Covered Persons, be determined and delineated as provided in this Section 23 in respect of any Potential Business Opportunities (as defined below).

If a director of the Company who is a Covered Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Company or any of its Subsidiaries, in which the Company or any of its Subsidiaries could, but for the provisions of this Section 23, have an interest or expectancy (any such actual or potential transaction, matter or business opportunity, a “Potential Business Opportunity”), (i) such Covered Person will, to the fullest extent permitted by law, have No duty or obligation to refer such Potential Business Opportunity to the Company or any of its Subsidiaries or to give any notice to the Company or any of its Subsidiaries regarding such Potential Business Opportunity (or any matter related thereto), and such Covered Person shall have No duty or obligation to refrain from referring such Potential Business Opportunity to the Holders or their its Affiliates or Associates, (ii) if such Covered Person refers a Potential Business Opportunity to the Holders or their Affiliates or Associates, such Covered Person, to the fullest extent permitted by law, will not be liable to the Company, any of its Subsidiaries or any of its stockholders for any failure to refer such Potential Business Opportunity to the Company or its Subsidiaries, or for any failure to give notice to or otherwise inform the Company or any of its Subsidiaries regarding such Potential Business Opportunity or any matter related thereto, (iii) the Holders and their Affiliates and Associates may engage or invest in, independently or with others, any such Potential Business Opportunity, (iv) neither the Company nor any of its Subsidiaries shall have any right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom, and (v) the Company shall have No interest or expectancy, and hereby specifically renounces, on behalf of itself and its subsidiaries, any interest or expectancy, in any such Potential Business Opportunity, unless all of the following conditions are satisfied: (x) such Potential Business Opportunity is presented or offered to a Covered Person solely in the Person’s capacity as a director of the Company, (y) such Potential Business Opportunity is one the Company or any of its subsidiaries is legally and contractually permitted to undertake, and (z) the Covered Person believes that the Company possesses, or would reasonably be expected to be able to possess, the resources necessary to exploit such Potential Business Opportunity.

For purposes of this Section 23, “Associate” shall have the meaning set forth in Section 203 of the DGCL.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designation this 19th day of May, 2023.

By: /s/ Michael Riordan Name: Michael Riordan Title: Authorized Person

[Signature Page to Certificate of Designation]